UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2011, the Board of Directors of Clean Diesel Technologies, Inc. upon recommendation of the Compensation and Nominating Committee determined to grant non-qualified stock options under our 1994 Incentive Plan (the “Plan”) to the executive officers, with such awards covering the numbers of shares of our common stock set forth below:

Name	Number of Shares
Charles F. Call	124,959
Nikhil A. Mehta	19,000
Stephen J. Golden	16,000
Christopher J. Harris	12,500
David E. Shea	5,000
Daniel K. Skelton	5,000
The awards were granted on March 17, 2011 and have an exercise price equal to the closing price of a share of our common stock as reported on the NASDAQ on that day. The awards will vest over a one-year period, with 50% vesting on the date of grant and the remaining 50% vesting on the first anniversary of the grant date such that the stock option is fully exercisable on March 17, 2012. The grants are contingent on execution of our form of stock option agreement and are subject to the terms and conditions of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.
March 22, 2011	By:	/s/ Nikhil A. Mehta
		Name:	Nikhil A. Mehta
		Title:	Chief Financial Officer